EXHIBIT 99.3


Press Release Source: Markland Technologies


Markland Technologies Adds Decontamination and Plasma Antenna Technology to
  Complement
Markland's Homeland Security Technology Solutions
Friday April 4, 12:06 pm ET


RIDGEFIELD, Conn.--(BUSINESS WIRE)--April 4, 2003--Markland Technologies, (OTC:MKLD - News), (www.marklandtech.com) announced today an agreement to acquire gas plasma technology assets from ASI Technology Inc. (OTC:ASIT - News), (www.asiplasma.com) and a license for plasma sterilization and decontamination.

The assets include three ongoing government contracts and five issued patents with demonstrated applications in the fields of Ballistic Missile Defense and Phased Array Radar.

The purchase price to be paid for the technology assets is $1 million. The purchase price will be paid as a combination of $150,000 in cash and $850,000 in stock. The acquisition includes all existing and future revenue from ongoing and pending contracts.

The patented technology is based on atmospheric pressure plasmas or room temperature plasmas known as cold plasmas. Cold plasma can destroy deadly microbes lodged on the skin, weapons, medical instruments or clothing. Research has evidenced that plasma can rapidly break down complex chemicals found in nerve gas and deadly biological agents such as anthrax.

Markland will assume all management responsibilities for the three ongoing research and development contracts, and will retain the research and development team associated with the contracts for the US Army, US Navy and US Air Force respectively.

The present contract work is focused on implementations, representing the potential to revolutionize present day radar antenna and biohazard decontamination technologies.

Markland CEO Delmar Kintner stated, "We look forward to utilizing the skills of ASI's proven research team to grow these contracts, as well as other Markland contracts. This innovative technology should be very attractive to established DOD contractors and also have potential use in the Homeland Security arena. ASI's technology and team will complement Markland's growth strategy to build upon the existing portfolio of emerging technologies and solutions to address Homeland Security needs."

The asset purchase agreement will be filed with the SEC on Form 8-K. Further details about this transaction will be available in Markland's filings with the Securities and Exchange Commission.

For additional information about Markland Technologies visit the Company website: www.marklandtech.com

About Markland Technologies

Markland Technologies is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. The Company is currently a member of the Homeland Security Industries Association http://www.hsianet.org.

About ASI Technology Corp. (www.asiplasma.com)

ASI specializes in the development of advanced patented plasma technologies in support of DOD and commercial organizations. ASI has extensive experience in the disciplines of science, physics, engineering and mathematics with a focus on advanced plasma physics.

ASI has innovated and patented new applications of plasma in the areas of antennas, communication links, electronic shielding, noise reduction and decontamination. The company has worked on plasma projects with General Dynamics, the University of Tennessee, the University of Mississippi, the U.S. Missile Defense Agency, the U.S. Navy, the U.S. Air Force and Malibu Research Inc.

"Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions.

In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights.

Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things.

These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.

For full details, click here:
http://www.investorideas.com/Companies/MarklandTech/NewsReleases.asp



--------------------------------------------------------------------------------
Contact:
     Markland Technologies, Ridgefield
      by
     ECON Investor Relations, Inc.
     Dawn Van Zant, 866/730-1151
     dvanzant@investorideas.com
     http://www.marklandtech.com